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                                                                   EXHIBIT 10.59

             FIRST AMENDMENT TO CONVERTIBLE SUBORDINATED DEBENTURE
                               PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT (this "First Amendment"), is made this 12th day of October, 1995, by and between MEMRY CORPORATION, a Delaware corporation (the "Company"), and CONNECTICUT INNOVATIONS, INCORPORATED, a specially chartered Connecticut corporation (the "Investor"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Convertible Subordinated Debenture Purchase Agreement dated December 22, 1994 between CII and the Company (the "Original Agreement").

                                  WITNESSETH:

     WHEREAS, pursuant to the Original Agreement, the Company issued to CII a convertible subordinated debenture (the "Debenture") in the original principal amount of $763,208 and certain warrants of the Company described therein (the "Warrants"); and

     WHEREAS, the Company failed to effect a registration of the Registrable Securities acquired by CII on or before February 28, 1995 and to reserve by September 1, 1995 a sufficient number of authorized and issued shares for the full exercise and conversion of the Class I Warrants, the Class II Warrants, the Class III Warrants and the Debenture, and to comply with Sections 5.1 and 5.2 of the Original Agreement; and

     WHEREAS, the Company has requested and CII has agreed to waive the foregoing defaults upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Company and CII agree as follows:


                                   ARTICLE 1

                            CONDITIONS TO AMENDMENT

     The effectiveness of this First Amendment and the obligations of CII hereunder are subject to the following conditions:

     SECTION 1.1 The Company shall execute and deliver to CII an Addendum to Convertible Subordinated Debenture in the original principal amount of Seven hundred Sixty-Three Thousand Two Hundred Eight Dollars ($763,208.00) and having a final maturity date of December 31, 1999 in form and substance satisfactory to CII (the "Addendum to Debenture").
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     SECTION 1.2  CII shall have received a First Amendment to Escrow Agreement modifying the terms thereof.

     SECTION 1.3 CII shall have received from the Company an Addendum to the Class I Warrants, and Addendum to the Class II Warrants and an Addendum to the Class III Warrants, all in form and substance satisfactory to CII.

     SECTION 1.4 CII shall have received each of the other documents and items listed below, all in form and substance satisfactory to CII:

     (a) Certificate of the Secretary of the Company, certifying: (i) the accuracy of the corporate resolutions attached thereto authorizing the transactions contemplated hereby and the execution of all necessary documents;
(ii) that the Certificate of Incorporation attached thereto has not been amended and is in full force and effect; (iii) that the Bylaws attached thereto are accurate and have not been amended and are in full force and effect; and (iv) that the named officers are incumbent and that their signatories are as shown;

     (b) Certificate of Good Standing of recent date issued by the Secretary of the State of Connecticut for the Company;

     (c) Tax clearance letters of recent date from the State of Connecticut Department of Revenue Services for the Company (corporate business tax and sales and use tax);

     (d) Opinion letter of Company's counsel, Finn Dixon & Herling in form and substance satisfactory to CII;

     (e) A check from the Company made payable to the order of Shipman & Goodwin in an amount to $3,147.93 for past due fees and expenses; and

     (f) A closing check from the Company made payable to the order of Shipman & Goodwin for its legal fees and expenses incurred in connection herewith.

                                   ARTICLE 2

                        AMENDMENTS TO ORIGINAL AGREEMENT

     CII and the Company do hereby amend the Original Agreement as follows:

     SECTION 2.1 The term "Agreement" as used in the Original Agreement shall mean the Original Agreement, as amended by this First Amendment.

     SECTION 2.2 The term "Debenture" as used in the Original Agreement shall mean the Debenture, as amended by the Addendum thereto.
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     SECTION 2.3  The terms "Class I Warrants," "Class II Warrants" and "Class
III Warrants" as used in the Original Agreement shall mean, respectively, the Class I Warrant, as amended by the Addendum thereto, the Class II Warrant, as amended by the Addendum thereto and the Class III Warrant, as amended by the Addendum thereto.

     SECTION 2.4 The reference in Section 3.7(c) to "September 1, 1995" shall be deleted and replaced by "December 20, 1995."

     SECTION 2.5 Sections 4.2(a)(i) and 4.2(a)(ii) shall be deleted in its entirety and replaced by the following:

     (i) promptly after December 20, 1995 (or such earlier date as the Company's annual meeting of stockholders is held), file a registration statement (the "Registration Statement") covering inter alia, the resale by the Investor of the
                                   ----- ----
Registrable Securities acquired by it pursuant to this Agreement, which registration statement may cover the concurrent registration of the resale of
(A) the shares of Common Stock issued by the Company to certain individuals and entities prior to the date hereof and to be issued by the Company as set forth on Schedule B hereto, which shares of Common Stock the Company may be required to register pursuant to the terms of existing agreement in effect on the date hereof, and (B) the shares of Common Stock underlying the Company's Series G Preferred Stock issued by the Company pursuant to that certain Securities Purchase Agreements dated as of June 14, 1995 and to be issued by the Company pursuant to the Exchange Offer (as defined in Schedule A), provided, however,
                                                           --------  -------
that if the registration is underwritten and a limitation of the number of shares is required, all of the Registrable Securities shall be included in the registration and underwriting, (ii) cause such Registration Statement to become effective no later than March 15, 1996,

     SECTION 2.6 The reference to "September 1, 1995" in the definition of Registration Default in Section 8 shall be deleted and replaced by "December 20, 1995."

     SECTION 2.7 The reference to "Closing Date" in the definition of Expiration Date in Section 8 shall be deleted and replaced by "October 12, 1995."

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     SECTION 3.1 Except as set forth on Schedule A, the Company hereby restates each of the representations and warranties of the Company contained in
Section 3 of the Original Agreement, and represents and warrants that each such representation and warranty, as the same may be modified by Schedule A, is true as of the date of this First Amendment, giving effect to the amendments contained in Article 2 above.

     SECTION 3.2 The Company represents and warrants that it has fully complied with each of the covenants contained in Section 5 of the Original Agreement and that there exists no default or Event of Default under the Original Agreement or Debenture, other than (a) the Company's failure to effect a registration of the Registrable Securities by February 28, 1995, (b) the Company's failure to reserve by September 1, 1995 a sufficient number of authorized and issued shares for the full exercise and conversion of the Class I
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Warrants, the Class II Warrants, the Class III Warrants and the Debenture, and
(c) the Company's failure to comply with Sections 5.1 and 5.2 of the Original Agreement (together, the "Triggering Defaults").

                                   ARTICLE 4

                                 MISCELLANEOUS

     SECTION 4.1 The Company will pay all expenses in connection with the subject matter of this First Amendment, including the fees and disbursements of CII's special counsel.

     SECTION 4.2 Except as expressly modified herein, all other terms, conditions and obligations of the Original Agreement are hereby ratified and confirmed.

     SECTION 4.3 CII hereby waives its rights and remedies with respect to the Triggering Defaults, provided that such waiver shall not extend to or affect any
                     --------
subsequent default under the Original Agreement, as amended hereby, or impair any right consequent thereon.

     SECTION 4.4 CII has no objection to the Company's withdrawal of the registration statement filed with the Securities and Exchange Commission (the "SEC") on November 8, 1994, as amended by Amendment No. 1 filed with the SEC on January 17, 1995.
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     IN WITNESS WHEREOF, this First Amendment has been duly sealed and delivered by the Company and the Investor as of the date and year first above written.

                         CONNECTICUT INNOVATIONS, INCORPORATED


                         By: /s/ James G. Binch
                             -------------------------------------------
                             Its President
                             Duly Authorized


                         MEMRY CORPORATION


                         By: /s/ Victor R. Budnick
                             -------------------------------------------
                             Its Acting President and Executive Director
                             Duly Authorized
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                                                                      SCHEDULE A
                                                                      ----------

     The Company restates each of the representations and warranties of the Company contained in Section 3 of the Original Agreement, except as qualified and/or modified by the following with respect to each indicated representation and warranty:

     3.1 There are no "side agreements" or other agreements or understandings with any person or entity, other than the Investor, regarding registration of securities of the Company under the Securities Act of 1933, as amended, except for (i) agreements with Trinity Capital Corporation, whose stock in the Company is now owned by Harbour Investment Corporation, which agreements have been filed with the Securities and Exchange Commission, (ii) Securities Purchase Agreements in the Company's standard form (which form for domestic transactions and form for foreign transactions have previously been given to the Investor) pursuant to which sales of securities have been sold to domestic individuals and entities,
(iii) Securities Purchase Agreements with David A. Gardner, Michael Hayes, Donald Resnick, Dominion Partners and Moore & Company which differ from the standard form only in that they call for registration of the securities purchased by a date that has already passed, and (iv) Securities Purchase Agreements in the form of Exhibit A-1 attached hereto pursuant to which shares of Series G Preferred Stock have been sold. The Company converses with many of such shareholders regularly and has no reason to believe that any of such shareholders would assert a claim against the Company as a result of such failure to register the securities.

     3.2 The representation and warranty set forth in Section 3.2 of the Original Agreement is replaced in its entirety with the following:

     As of the date of the Original Agreement, the Company closed, concurrently with the Investment, or had already closed, on a minimum of $4,000,000, in addition to the amount provided by the Investor, of payments for the Company's equity or convertible indebtedness since January 1, 1993. Schedule B attached to the Original Agreement contains a list of such payments.

     3.3 The representation and warranty set forth in Section 3.3 of the Original Agreement is replaced in its entirety with the following:

     The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1994 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1994, December 31, 1994 and March 30, 1995 are true and complete in all material respects, and since March 30, 1995, there have not been any changes in the business, prospects or affairs of the Company which, in the aggregate, have been, or are expected to be, materially adverse.

     3.7(a)         The representation and warranty set forth in Section 3.7(a)
of the Original Agreement is replaced in its entirety with the following:
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          (a) As of September 1, 1995, the Company's authorized capital stock consisted of (i) 10,000,000 shares of Common Stock, of $0.01 par value each, of which 8,101,532 shares (subject to downward adjustment due to the elimination of fractional shares in conjunction with the Company's one-for-ten reverse stock split effected on August 8, 1994) was issued and outstanding (2,291,000 shares have been reserved for issuance upon the conversion of the Company's issued and outstanding warrants and 508,805 shares have been reserved for issuance to the Investor upon conversion of the Debenture), and (ii) 100,000 shares of Preferred Stock, par value $100.00 per share, of which 423 shares of Series G Preferred Stock are currently outstanding. Except as set forth on Schedule 3.7(a) attached hereto, the Company has not approved since September 1, 1995 sales of or agreed to issue any additional shares of the Company's Common Stock.

     3.7(b)         Schedule E which is referred to in Section 3.7(b) is
replaced by Schedule 3.7(b) attached hereto.

     3.7(c)         The reference to "September 1, 1995" set forth in Section
3.7(b) is deleted and replaced by "December 20, 1995."
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                                                                 SCHEDULE 3.7(a)
                                                                 ---------------



     The Company is in the process of preparing an exchange offer (the "Exchange Offer") which will allow the exchange of an aggregate of 348,993 shares of Common Stock by eleven individuals and entities who purchased such shares between December 1, 1994 and June 30, 1995, inclusive, for 52.96 shares of Series G Preferred Stock. The number of shares of Series G Preferred Stock to be received by each participant in the Exchange Offer is based on the original purchase price paid by such individual or entity divided by a price of $6,500 per share of Series G Preferred Stock, with the resulting quotient being rounded to the nearest one-thousandth of a share. The participants in such Exchange Offer will be granted the same registration, information and conversion rights granted to all holders of the Series G Preferred Stock. The participants in the Exchange Offer will not be permitted to exchange any shares of Series G Preferred Stock until such time as the Company has convened a meeting of stockholders to increase the authorized number of shares of Common Stock from 10,000,000 to 25,000,000 and caused such amendment to be adopted and filed with the Delaware Secretary of State. From and after the date of the filing of such amendment, holders of Shares of Series G Preferred Stock will be permitted to convert each of their shares of Series G Preferred Stock into 10,000 shares of Common Stock (which conversion ratio is subject to adjustment, as set forth in the Certificate of Designations for the Series G Preferred Stock).

     In addition, the Company is planning to issue to two current or former employees of the Company or Wright Machine Corporation an aggregate of 63,000 shares of Common Stock, valued at $1.00 per share.
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                                                                 SCHEDULE 3.7(b)
                                                                 ---------------

     The Company has issued an aggregate of 205,850 options under its Stock Option Plan as to which no shares of Common Stock have been reserved for issuance; such shares will be so reserved promptly after the shareholders' meeting which will take place on or prior to December 20, 1995.

     For additional rights, see Schedule 3.7(a).